UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2017

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2017, Carbon Natural Gas Company, a Delaware corporation (the “Company”), filed with the office of the Secretary of State of the State of Delaware, a Certificate of Amendment (the “Certificate of Amendment”) to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a one for twenty reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Reverse Stock Split”). The Certificate of Amendment did not change the par value of the Company’s common stock, nor did it reduce the number of shares of Common Stock that the Company is authorized to issue.

The Certificate of Amendment became effective on March 15, 2017, at which time every twenty shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share. Continental Stock Transfer & Trust Company, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the voluntary exchange of certificates.

Trading markets will reflect the Reverse Stock Split on March 17, 2017.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Carbon Natural Gas Company, effective as of March 15, 2017

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

March 16, 2017	CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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